Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated September 8, 2016, relating to the consolidated financial statements of EnSync, Inc. and subsidiaries, which report appears in EnSync Inc.’s Annual Report on Form 10-K for the year ended June 30, 2016.

We also consent to the reference to us under the caption “Experts” in this Prospectus.

/s/ BAKER TILLY VIRCHOW KRAUSE, LLP

Milwaukee, Wisconsin

June 23, 2017